                                                      Registration No. 333-_____

    As filed with the Securities and Exchange Commission on February 7, 2000
================================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ----------------------------------

                                    FORM S-8
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933

                        ----------------------------------

                                   HYSEQ, INC.
              (Exact name of registrant as specified in its charter)

         NEVADA                                            36-3855489
(State or other Jurisdiction                          (I.R.S. Employer
of incorporation or organization)                     Identification Number)

                 670 ALMANOR AVENUE, SUNNYVALE, CALIFORNIA 94086
              (Address of registrant's principal executive offices)

    HYSEQ, INC. SCIENTIFIC ADVISORY BOARD / CONSULTANTS STOCK OPTION PLAN
                       AND MISCELLANEOUS OPTION AGREEMENTS
                             (Full title of the plan)

                        MR. LEWIS S. GRUBER
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        HYSEQ, INC.
                        670 ALMANOR AVENUE
                        SUNNYVALE, CALIFORNIA 94086
                   (Name, address of agent for service)

                        TELEPHONE: (408) 524-8100
         (Telephone Number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
Title of each           Amount to be         Proposed maximum         Proposed maximum            Amount of
class of securities     registered(1)       offering price per       aggregate offering       registration fee(2)
to be registered                                 share(2)                 price(2)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per share   1,119,180(3)                  $29.813                  $33,366,113              $8,809
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------


(1) This Registration Statement includes any additional shares of the registrant's Common Stock that may be issued pursuant to antidilution provisions contained in the plan.

(2) Pursuant to Rule 457 (c) and (h), the registration fee was computed on the basis of the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market on January 31, 2000.

(3) The number of shares to be registered under the respective plans are as follows: Scientific Advisory Board / Consultants Stock Option Plan--30,000; and Miscellaneous Option Agreements--1,089,180.

                                     PART I
                           INFORMATION REQUIRED IN THE
                             SECTION 10(a) PROSPECTUS

    ITEM 1.   PLAN INFORMATION

              Not required to be included herewith.

    ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

              Not required to be included herewith.


                                    PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

    ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have heretofore been filed by Hyseq, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

    i. the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

    ii. the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

    iii. the Company's Proxy Statement on Form 14A, filed on May 14, 1999;

    iv.  the Company's Current Report on Form 8-K, filed on December 16,
         1999; and

    v. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated July 23, 1997.

All documents filed by the Company or the plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post - effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

    ITEM 4.   DESCRIPTION OF SECURITIES.

    Not applicable.

    ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

    ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As permitted by the Nevada General Corporation Law, the Company's Articles and By-Laws provide that officers and directors of the Company shall not be personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions, or derived an improper personal benefit from their action as directors. This provision would have no effect on the availability of equitable remedies or nonmonetary relief, such as an injunction or rescission for breach of the duty of care. Directors will, however, no longer be liable for monetary damages arising from decisions involving violations of the duty of care which could be deemed grossly negligent.

    The By-Laws provide that directors of the Company shall be indemnified by the Company to the fullest extent authorized by Nevada law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The By-Laws also authorize the Company to enter into one or more agreements with any person which provide for indemnification greater or different from that provided in the Articles. The Company has entered into indemnification agreements with all current officers and members of the Board of Directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

    ITEM 8.   EXHIBITS.

    See Exhibit Index which is incorporated herein by reference.

    ITEM 9.   UNDERTAKINGS.

    (a)       The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   i.   To include any prospectus required by Section
                        10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                   ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   iii. To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and
                   (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
              Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons of the registrant pursuant to the registrant's certificate of incorporation or by-laws, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 31st day of January, 2000.

                                  Hyseq, Inc.

                                  By:  /s/ Lewis S. Gruber
                                       -----------------------------
                                       Lewis S. Gruber
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

    Know all men by these presents, that each person whose signature appears below constitutes and appoints Lewis S. Gruber and Mark E. Gitter, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Hyseq, Inc.) to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    IN WITNESS WHEREOF, the undersigned have executed this power of attorney on the 31st day of January, 2000.


/s/ Robert D. Weist                    /s/ Lewis S. Gruber
-----------------------------          -----------------------------
Robert D. Weist                        Lewis S. Gruber


/s/ Mark E. Gitter                     /s/ Greta E. Marshall
-----------------------------          -----------------------------
Mark E. Gitter                         Greta E. Marshall


/s/ Radoje T. Drmanac                  /s/ Ernst Schweizer
-----------------------------          -----------------------------
Radoje T. Drmanac.                     Ernst Schweizer


/s/ Raymond F. Baddour                 /s/ Thomas N. McCarter III
-----------------------------          -----------------------------
Raymond F. Baddour                     Thomas N. McCarter III

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on the 31st day of January, 2000.

         Signature                                    Title
         ---------                                    -----
/s/ Robert D. Weist
-----------------------------
Robert D. Weist                        Chairman of the Board

/s/ Lewis S. Gruber
-----------------------------
Lewis S. Gruber                        President and Chief Executive Officer, Director
                                       (Principal Executive Officer)

/s/ Mark E. Gitter
-----------------------------
Mark E. Gitter                         Chief Financial Officer
                                       (Principal Financial and Accounting Officer)

/s/ Radoje T. Drmanac
-----------------------------
Radoje T. Drmanac                      Director

/s/ Raymond F. Baddour
-----------------------------
Raymond F. Baddour                     Director

/s/ Greta E. Marshall
-----------------------------
Greta E. Marshall                      Director

/s/ Thomas N. McCarter III
-----------------------------
Thomas N. McCarter III                 Director

/s/ Ernst Schweizer
-----------------------------
Ernst Schweizer                        Director


                                  EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
-------                      ----------------------
    4.1            Specimen Stock Certificate *

    4.2 Certificate of Incorporation of Hyseq, Inc. as amended to date*

    4.3            By-Laws of Hyseq, Inc., *

    4.4            First Amendment to the By-Laws of Hyseq, Inc. **

    5              Opinion of Sachnoff & Weaver, Ltd.

    23             Consent of Ernst & Young LLP, Independent Auditors

    24 Powers of Attorney (included as part of the signature page of this Registration Statement)


-----------------------------

    * Filed as an exhibit to the Company's Registration Statement on Form S-1, Registration Statement No. 333-29091, declared effective by the Securities and Exchange Commission on August 7, 1997, and incorporated herein by reference.

    ** Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and incorporated herein by reference.